Wilshire Credit Corporation Payments P.O. Box 30040; Los Angeles, CA 90030-0040 or P.O. Box 650314; Dallas, TX 75265-0314
Exhibit T	Correspondence
P.O. Box 8517; Portland, OR 97207-8517

Phone
(503) 952-7947
March 26, 2008	(888) 502-0100

Fax
(503) 952-7476

Web Site
www.wfsg.com
LaSalle Bank NA
135 S. LaSalle Street
IL4-135-15-11
Chicago, IL 60603
Attn: RMBS Administration

Merrill Lynch Mortgage Investors, Inc
250 Vesey Street
4 World Financial Center, 10th Floor
New York, NY 10080
Attn: Ketan Parekh

Re:         Sarbanes-Oxley Certification
(Wilshire Pool 1504) Pooling & Servicing Agreement dated as of May 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and LaSalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-SD1.

I, Ken Frye, Senior Vice President, Loan Servicing, certify that:

1. I, or persons under my supervision, have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Merrill Lynch Mortgage Investors, Inc., Depositor (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the compliance review conducted in preparing the Servicer compliance statement required by this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the Trustee, LaSalle Bank National Association, an unaffiliated party.

Wilshire Credit Corporation, as Servicer

By: /s/ Ken Frye
Name: Ken Frye
Title: Senior Vice President Loan Servicing
(Senior Officer in charge of the servicing function of the servicer)